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                                                                      Exhibit 11

                          SPEEDFAM INTERNATIONAL, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
          THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 1997 AND 1996
            (dollars and shares in thousands, except per share data)

                                                         Three Months Ended             Six Months Ended
                                                   -----------------------------  -----------------------------
                                                            November 30,                  November 30,
                                                   -----------------------------  -----------------------------
                                                       1997            1996           1997             1996
                                                   -------------   -------------  --------------  -------------
Net Earnings                                           $ 7,620        $ 4,783        $13,177        $ 8,821
                                                       =======        =======        =======        =======
Weighted average shares:
    Common shares outstanding                           14,689         10,596         14,040         10,565
    Common equivalent shares issuable upon
       exercise of employee stock options using
       the treasury stock method                           841            719            843            731
                                                       -------        -------        -------        -------
Shares used in net earnings per share                   15,530         11,315         14,883         11,296
                                                       =======        =======        =======        =======
Net earnings per share                                 $  0.49        $  0.42        $  0.89        $  0.78
                                                       =======        =======        =======        =======

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